Exhibit 99.1
ENERGY TRANSFER PARTNERS ANNOUNCES PRICING OF
PUBLIC OFFERING OF COMMON UNITS
DALLAS, TEXAS — October 1, 2009 — Energy Transfer Partners, L.P. (NYSE: ETP) today announced it has priced a public offering of 6,000,000 common units representing limited partner interests at $41.27 per common unit. Net proceeds from the offering will be used by ETP to repay amounts outstanding under its revolving credit facility. The offering is scheduled to close October 6, 2009. ETP also granted the underwriters a 30-day option to purchase up to an aggregate of 900,000 additional common units.
Morgan Stanley, Barclays Capital, Credit Suisse, J.P. Morgan and Wells Fargo Securities are acting as joint book-running managers, and BofA Merrill Lynch, Citi, RBC Capital Markets and Stifel Nicolaus are acting as co-managers. A copy of the prospectus supplement and prospectus relating to the offering may be obtained from the following addresses:
Morgan Stanley
Attn: Prospectus Dept.
180 Varick Street, 2nd Floor
New York, NY 10014
Email: prospectus@morganstanley.com
Telephone: 866-718-1649
Barclays Capital
c/o Broadridge, Integrated Distribution Services
1155 Long Island Avenue
Edgewood, NY 11717
Email: Barclaysprospectus@broadridge.com
Telephone: 888-603-5847
Credit Suisse
Attn: Prospectus Dept.
One Madison Avenue
New York, NY 10010
Telephone: 800-221-1037
J.P. Morgan
Attn: Prospectus Library
4 Chase Metrotech Center, CS Level
Brooklyn, NY 11245
Telephone: (718) 242-8002
Fax: (718) 242-8003
Wells Fargo Securities
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, NY 10152
Email: equity.syndicate@wachovia.com
Telephone: 800-326-5897
You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by ETP with the SEC.
Energy Transfer Partners, L.P. (NYSE: ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP currently has more than 17,500 miles of pipeline in service and has a 50% interest in joint ventures that have approximately 500 miles of interstate pipeline in service. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Energy Transfer Equity, L.P. (NYSE: ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners, L.P. and approximately 62.5 million ETP limited partner units.
Statements about the offering may be forward-looking statements as defined under federal law. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETP, and a variety of risks that could cause results to differ materially from those expected by management of ETP. ETP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700
Media Relations:
Vicki Granado
Gittins & Granado
214-361-0400 direct
214-498-9272 cell
# # #